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                                                                    Exhibit 32.1

                               THE ANDERSONS, INC.

                CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350

         In connection with the Annual Report of The Andersons, Inc. (the "Company") on Form 10-K/A for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies pursuant to 18 W.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003, that to such officer's knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

December 3, 2003

                                           /s/Michael J. Anderson
                                           -----------------------------------
                                           Michael J. Anderson
                                           President and Chief Executive Officer

                                           /s/Richard R. George
                                           -------------------------------------
                                           Richard R. George
                                           Vice President, Controller and CIO

                                           /s/Gary L. Smith
                                           -----------------------------------
                                           Gary L. Smith
                                           Vice President, Finance and Treasurer